SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT


    Pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  June 11, 1997



                                EuroGas, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                 Utah                     33-1381-D       87-0427676
     (State or other jurisdiction of     (Commission    (IRS Employer
     incorporation or organization)      File Number)   Identification No.)


     942 East 7145 South, #101A, Midvale, Utah                   84047
     (Address of Principal Executive Offices)                 (Zip Code)


     Registrant's Telephone Number, Including Area Code: (801) 255-0862


                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



                 ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     The Company hereby amends its report on Form 8-K dated June 11, 1997, to read in its entirety as set forth below.

     On June 11, 1997, EuroGas, Inc. (the "Company"), acquired all of the issued and outstanding stock of OMV (Jakutien) Exploration GmbH ("OMVJ") from OMV Inc., Austria's largest industrial concern, in exchange for $6,107,908 (U.S.), an option to acquire up to 2,000,000 shares of the Company's common stock, a 5% interest in OMVJ's net profits from identified preliminary oil and gas licenses, and 1% of gross production of the TAKT Joint Venture outside such licenses.

     OMVJ's primary asset is a 50% interest in the joint venture (known as "TAKT") with Sakhaneftegas, the national oil and gas company of the Sakha Republic. TAKT was formed to appraise, explore, and develop, and, when appropriate, export oil and gas reserves in two large areas of interest located in Yakutia (officially known as the Sakha Republic and often referred to as "Jakutien" in German and "Yakutia" or "Yakut" in English). Yakutia has the largest land area of the members of the Russian Federation and is located in the far eastern portion of what was formerly the Soviet Union. TAKT has negotiated a detailed agreement with the Sakha Republic and the Russian Federation for the exploration, production, and development of hydrocarbons located in the areas of interest. This agreement is subject to execution and approval by the legislative bodies of the Sakha Republic and the Russian Federation, which approval is currently being sought.

     Yakutia is thinly populated (just over 1,000,000 people) and covers approximately 3,100,000 square kilometers which the United States Geological Service has rated as extremely rich in natural resources. There has been limited commercial exploitation of hydrocarbons in Yakutia and current production is generally limited to providing fuel for heat and energy to local urban and industrial complexes, partly because of the general remoteness of the area and the poor transportation network currently in existence. Since 1991, the Yakutian government has put in place an economic and legal system which is designed to encourage foreign investment and the export of hydrocarbons. The Company's interest in acquiring OMVJ is based in large part on the Company's belief that TAKT is well-positioned to participate in the perceived international gas export project which has been envisioned pursuant to feasibility studies conducted by Korean, Chinese, and Japanese consortiums.

     TAKT currently holds two exploration blocks located near the city Lensk, which cover approximately 21,300 square kilometers (approximately 8,225 square miles) located in the southeast of the East Siberian platform or East Siberian Basin. TAKT also holds first right refusal on adjoining exploration blocks. TAKT has been conducting activities within the two blocks for the past six years, employing modern seismic and exploration techniques with encouraging results. The exploration for and, if justified, the production of, hydrocarbons in Yakutia is made more difficult by the climatic conditions, the general remoteness of the area, and the lack of infrastructure. The area is subject to extreme arctic conditions and does not have any facilities for transporting hydrocarbons to existing markets. The Company's ability to exploit any potential benefit from this project will rely in part on the activities of other independent entities in constructing the necessary infrastructure and establishing markets for hydrocarbons.

     Under the terms of the proposed Exploration and Production Sharing Contract, the exploration phase, which is expected to last for another three to five years, is estimated to cost in its entirety approximately $28,000,000 (U.S.) of which OMVJ's share would be $14,000,000 (U.S.). Under the proposed agreement, TAKT has also agreed with the Yakutian government to spend 2.5% of its budget in the exploration phase for environmental and social concern obligations and another 2.0% of the development stage expenditures, but in no event will these collective commitments exceed $30,000,000 (U.S.). Such expenses are recoverable against royalties and profits payable. The production carries with it an 8% royalty and a 40% net profits interest payable to the Yakutian and Russian Federation governments.

     OMVJ and Sakhaneftegas each appoint two members to the board of directors of TAKT with OMVJ having the right to nominate the chairman who holds the tie-breaking vote. Unanimous votes are required for any amendments of the joint venture itself, the admission of new partners, any buying or selling of shares, reappointment or dismissal of the director general and certain other specified actions.

     EuroGas has selected Wolfgang Rauball to act as the Managing Director of OMVJ and Wolfgang Rauball and another person to be selected by EuroGas are to be nominated as directors of TAKT with Wolfgang Rauball to hold the position of Chairman of the Board.


                    ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

     The Company hereby amends and supplements its report on Form 8-K dated June 11, 1997, by filing financial statements in connection with its acquisition of OMV (Jakutien) Exploration Gesellschaft m.b.H. ("OMVJ"), a development stage enterprise.

     The following financial statements are included as part of this report:

     Pro Forma Financial Statements:

         Pro Forma Unaudited Condensed Consolidated Statements of Operations of EuroGas, Inc., and OMVJ (Jakutien) Exploration Gesellschaft m.b.H.
         for the year ended December 31, 1996, and the six months ended
         June 30, 1997.

         Notes to Pro Forma Unaudited Condensed Consolidated Statements of Operations.

     Consolidated Financial Statements:

         The index to the financial statements of OMV (Jakutien) Exploration Gesellschaft m.b.H. is located on page F-1.

EXHIBITS

     The Company also amends and supplements the Exhibit List for its report on Form 8-K dated June 11, 1997, by filing the English translation of the material contractual documents relating to the acquisition of OMVJ. The original documents are in German and Russian.

               SEC
 Exhibit    Reference
  Number      Number                     Title of Document                            Location
--------    ---------  ----------------------------------------------------------     -----------
    1           2      English translation of Transfer Agreement between              This Filing
                       EuroGas and OMV Inc. for the Acquisition of OMV (Yakut)
                       Exploration GmbH dated June 11, 1997

    2           3      English translation of Articles of Organization of             This Filing
                       OMV (Yakut) Exploration GmbH dated March 7, 1991

    3          10      English translation of Articles of Association of the TAKT     This Filing
                       Joint Venture dated June 7, 1991, as amended April 4, 1993

    4          10      English translation of Proposed Exploration and Production     This Filing
                       Sharing Contract for Hydrocarbons between The Republic
                       of Sakha (Yakutia) and the Russian Federation and the
                       TAKT Joint Venture



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EUROGAS, INC.



Date:  August 26, 1997                    By  /s/ Hank Blankenstein
                                            Hank Blankenstein, Vice-President



                    EUROGAS, INC. AND SUBSIDIARIES
         (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

     On June 11, 1997, Eurogas, Inc. (the "Company") acquired all of the issued and outstanding capital stock of OMV (Jakutien) Exploration Gesellschaft m.b.H. ("OMVJ") in exchange for $6,107,908, a stock option for 2,000,000 shares of common stock of the Company, a 5% interest in the net profits from preliminary oil and gas licenses under the terms of a negotiated but unsigned production sharing agreement of OMVJ's 50% owned joint venture, TAKT, in the Republic of Sakha, Russia, and 1% of the gross production of the TAKT Joint Venture if it begins production from the properties under the preliminary licenses but not within the context of a production sharing agreement.

     Prior to the agreement of acquisition, the Company granted the stock option to the seller, OMV Group, for 2,000,000 shares of common stock exercisable at $4.00 per share until April 1, 1998, $5.00 per share until March 31, 1999, and $6.00 per share through March 31, 2000, when it will expire if not exercised. The stock option was treated as a non-refundable deposit towards obtaining an interest in properites which was completed by the acquisition of OMVJ. The amount of the deposit was approximately $1,150,000 based upon the fair value of the stock option on the date the parties agreed that it would be granted.

     The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated to the net assets acquired based upon their fair value, and was primarily allocated to the unproved oil and gas properties, as reflected in the condensed consolidated balance sheet of Eurogas, Inc. and Subsidiaries at June 30, 1997 in its Form 10-Q as of that date.

     The accompanying pro forma condensed consolidated statements of operations present the consolidated results of operations of the Company assuming the acquisition of OMVJ had occurred on January 1, 1996. Pro forma adjustments have been included therein to conform the accounting policies of OMVJ so as to be consistent with those of the Company. The amounts presented for Eurogas are the historical consolidated results of operations of Eurogas, Inc. and Subsidiaries and were derived from the Company's interim financial statements for the six months ended June 30, 1997, and from its annual financial statements for the year ended December 31, 1996. The amounts presented for OMVJ are the historical consolidated results of operations of OMVJ and were derived from OMVJ's financial statements presented elsewhere herein. The accompanying pro forma statements of operations should be read in conjunction with those historical financial statements.

     Had the acquisition actually occurred on January 1, 1996, the Company and OMVJ would likely have been managed differently from historical operations and the actual results of operations would likely have differed from the amounts presented in these pro forma statements. In addition, the pro forma results of operation presented in the accompany financial statements are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

EUROGAS, INC. AND SUBSIDIARIES
(AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                     PRO FORMA    PRO FORMA
                                          EUROGAS       OMVJ        ADJUSTMENTS    RESULTS
                                        -----------  -----------    -----------   -----------
FOR THE SIX MONTHS ENDED JUNE 30, 1997

Revenues                                $        --  $     2,438    $        --   $     2,438
Operating Expenses
   Exploration costs                             --      252,130 (B)   (252,130)           --
   Depreciation and valuation allowance      42,536           --             --        42,536
   General and administrative             3,058,889      128,312             --     3,187,201
                                        -----------  -----------     ----------   -----------
      Total Operating Expenses            3,101,425      380,442       (252,130)    3,229,737
                                        -----------  -----------     ----------   -----------
Other Income (Expenses)
  Interest Income                            12,250        3,475             --        15,725
  Interest expense                         (520,508)      (2,450)            --      (522,958)
  Exchange gains (losses), net               47,157        5,131             --        52,288
                                        -----------  -----------     ----------   -----------
  Net Other Income (Expenses)              (461,101)       6,156             --      (454,945)
                                        -----------  -----------     ----------   -----------
Loss Before Income Taxes                 (3,562,526)    (371,848)       252,130    (3,682,244)
Provision for (Benefit from)
  income taxes                                   --       (1,918)            --        (1,918)
                                        -----------  -----------     ----------   -----------
Net Loss                                 (3,562,526)    (369,930)       252,130    (3,680,326)
Dividends Applicable to Preferred
  Shares                                    174,136           -- (A)    400,000       574,136
                                        -----------  -----------     ----------   -----------
Net Loss Applicable to Common Shares    $(3,736,662) $  (369,930)    $ (147,870)  $(4,254,462)
                                        ===========  ===========     ==========   ===========
Loss Per Common Share                   $     (0.07)                              $     (0.09)
                                        ===========                               ===========
Number of Common Shares Used in Per
 share Calculation                       49,892,495              (A)     44,444    49,936,939
                                        ===========                  ==========   ===========

FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues                                $        --  $     5,810     $       --   $     5,810
                                        -----------  -----------     ----------   -----------
Operating Expenses
  Impairment of mineral interests                --      286,336 (B) $ (286,336)           --
  Exploration costs                              --      507,299 (B)   (507,299)           --
  Depreciation and valuation
    allowance                               132,459           --             --       132,459
  General and administrative              4,739,380      467,726             --     5,207,106
                                        -----------  -----------      ---------   -----------
      Total Operating Expenses            4,871,839    1,261,361       (793,635)    5,339,565
                                        -----------  -----------      ---------   -----------
Other Income (Expenses)
  Interest Income                            18,588        7,769             --        26,357
  Interest expense                       (1,057,039)      (4,670)            --    (1,061,709)
  Exchange gains (losses), net             (401,141)      19,191             --      (381,950)
  Other income                               48,840           --             --        48,840
                                        -----------  -----------      ---------   -----------
      Net Other Income (Expenses)        (1,390,752)      22,290             --    (1,368,462)
                                        -----------  -----------      ---------   -----------
Loss Before Income Taxes                 (6,262,591)  (1,233,261)       793,635    (6,702,217)
Provision for (Benefit from) income
 taxes                                           --        6,252             --         6,252
                                        -----------  -----------      ---------   -----------
Net Loss                                 (6,262,591)  (1,239,513)       793,635    (6,708,469)
Dividends Applicable to Preferred
 Shares                                     150,592           --  (A)   900,000     1,050,592
                                        -----------  -----------      ---------   -----------
Net Loss Applicable to Common Shares    $(6,413,183) $(1,239,513)     $(106,365)  $(7,759,061)
                                        ===========  ===========      =========   ===========
Loss Per Common Share                   $     (0.16)                              $     (0.19)
                                        ===========                               ===========
Number of Common Shares Used in Per
  Share Calculation                      41,059,000               (A)    50,000    41,109,000
                                        ===========                   =========   ===========

[FN]
See the accompanying notes to pro forma condensed consolidated statements of operations.




EUROGAS, INC. AND SUBSIDIARIES
(AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
(UNAUDITED)


A--On May 30, 1997, the Company issued 15,000 shares of 1997 Series A
   Convertible Preferred Stock for aggregate gross proceeds of $15,000,000, or $1,000 per preferred share. The Company paid commissions of $1,500,000 and issued 50,000 shares of common stock as a commission in connection with the preferred stock offering. The preferred stock requires a dividend of 6%, or $60 per preferred share, per annum. Inasmuch as a portion of the proceeds from the preferred stock offering were used to acquire OMVJ, the dividends applicable to preferred shares have been adjusted to reflect the dividends on the preferred stock as though it had been issued on January 1, 1996. In addition, an adjustment has been made to increase the number of common shares used in the per share calculation to reflect the 50,000 shares of common stock issued in connection with the preferred stock offering as though it had been outstanding from January 1, 1996.


B--OMVJ has historically used the successful efforts method of accounting for operations relating to its oil and gas properties. That method requires that exploration costs be charged to operations when incurred and impairments of unproved mineral interests be charged to operations when recognized. The Company uses the full cost method of accounting for its oil and gas operations. To modify the OMVJ statements of operations to the full cost method so as to be consistent with the Company, pro forma adjustments have been made to capitalize previously expensed exploration costs and to reverse the impairment of the mineral interests.

   The impairments of the mineral interests were recognized because of the lack of a commercial pipeline in the vicinity of TAKT's oil and gas properties (TAKT is a 50% owned joint venture in the Republic of Sakha, Russia). Since the acquisition of OMVJ by the Company, Japan has indicated that it is considering building such a pipeline. Accordingly, impairment of the oil and gas properties does not now appear necessary.



            OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
         (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)


                          TABLE OF CONTENTS


                                                            PAGE

     Report of Independent Certified Public Accountants      F-2

     Consolidated Balance Sheets-June 10, 1997 (Unaudited)
      and December 31, 1996                                  F-3

     Consolidated Statements of Operations for the Period
      from January 1, 1997 through June 10, 1997 (Unaudited),
      for the Year Ended December 31, 1996, and for the
      Cumulative Periods from March 7, 1991 (Date of
      Inception)through June 10, 1997 (Unaudited) and
      through December 31, 1996                              F-4

     Consolidated Statements of Shareholder's Equity for
      the Period from March 7, 1991 (Date of Inception)
      through December 31, 1995, for the Year Ended
      December 31, 1996, and for the Period from January
      1, 1997 through June 10, 1997 (Unaudited)              F-5

     Consolidated Statements of Cash Flows for the
      Period from January 1, 1997 through June 10, 1997
      (Unaudited), for the Year Ended December 31, 1996,
       and for the Cumulative Periods from March 7, 1991
       Date of Inception)through June 10, 1997 (Unaudited)
       and through December 31, 1996                         F-6

     Notes to Consolidated Financial Statements              F-7

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                  (801) 532-2200
MEMBER OF AICPA DIVISION OF FIRMS               Fax (801) 532-7944
       MEMBER OF SECPS                       345 East 300 South, Suite 200
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES   Salt Lake City, Utah 84111-2693


          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Eurogas, Inc.

We have audited the accompanying consolidated balance sheet of OMV (Jakutien) Exploration Gesellschaft m.b.H. (an Austrian limited liability corporation) and Subsidiary (collectively, an exploration enterprise in the development stage referred to herein as "the Company") as of December 31, 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year ended December 31, 1996, and for the cumulative period from March 7, 1991 (date of inception) through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OMV (Jakutien) Exploration Gesellschaft m.b.H. and Subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, and for the cumulative period from March 7, 1991 (date of inception) through December 31, 1996 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced losses since inception as a result of its exploration activities and from general and administrative expenses relating to its development stage activities. As discussed in Note 1 to the consolidated financial statements, the Company's activities have been limited to acquisition of oil and gas properties and exploration with no identified proven reserves nor any appreciable production of oil or gas to date. In addition, the future of the Company is dependent on obtaining additional financing and obtaining and complying with license agreements. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments which might result from the outcome of these uncertainties.


                              HANSEN, BARNETT & MAXWELL

                              /s/ Hansen, Barnett & Maxwell
Salt Lake City, Utah
August 15, 1997


            OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
         (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
                     CONSOLIDATED BALANCE SHEETS

                                                   JUNE 10,    DECEMBER 31,
                                                     1997          1996
                                                  -----------  -----------
                                                  (UNAUDITED)
            ASSETS
CURRENT ASSETS
   Cash and cash equivalents                       $    14,017  $    13,406
   Other receivables                                     1,951        2,032
   Other current assets                                    168          173
                                                   -----------  -----------
    TOTAL CURRENT ASSETS                                16,136       15,611
                                                   -----------  -----------
OIL AND GAS PROPERTY AND EQUIPMENT,
  SUCCESSFUL EFFORTS METHOD
   Mineral interests in unproved properties          1,204,000    1,204,000
   Equipment                                             6,000        6,000
   Less: Accumulated valuation allowance              (496,893)    (496,893)
                                                   -----------  -----------
    NET PROPERTY AND EQUIPMENT                         713,107      713,107
                                                   -----------  -----------
TOTAL ASSETS                                       $   729,243  $   728,718
                                                   ===========  ===========

             LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Accrued liabilities                             $    28,317  $    17,466
                                                   -----------  -----------
SHAREHOLDER'S EQUITY
   Capital shares - $92.34 par value; 500
     shares authorized; 500 shares issued
     and outstanding                                    46,168       46,168
   Additional paid-in capital                        6,645,188    6,288,229
   Cumulative foreign currency translation
     adjustment                                        (15,174)     (17,819)
   Deficit accumulated during the development
     stage                                          (5,975,256)  (5,605,326)
                                                   -----------  -----------
    TOTAL SHAREHOLDER'S EQUITY                         700,926      711,252
                                                   -----------  -----------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY         $   729,243  $   728,718
                                                   ===========  ===========

[FN]
The accompanying notes are an integral part of these financial statements.


              OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
           (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 For the Cumulative Periods
                                     For the Period    For The   From March 7, 1991 (Date of
                                     From January 1,  Year Ended     Inception) Through
                                      1997 Through     December     June 10,    December
                                      June 10, 1997    31, 1996       1997      31, 1996
                                     --------------  -----------  -----------  -----------
                                       (UNAUDITED)                (UNAUDITED)
REVENUES                                $     2,438  $     5,810  $   218,146  $   215,708
                                        -----------  -----------  -----------  -----------
OPERATING EXPENSES
   Production costs                               -            -      101,559      101,559
   Impairment of mineral interests
     in unproved properties                       -      286,336      496,893      496,893
   Exploration costs                        252,130      507,299    3,783,429    3,531,299
   General and administrative               128,312      467,726    1,766,352    1,638,040
                                        -----------  -----------  -----------  -----------
    TOTAL OPERATING EXPENSES                380,442    1,261,361    6,148,233    5,767,791
                                        -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSES)
   Interest income                            3,475        7,769        4,796       11,321
   Interest expense                          (2,450)      (4,670)     (11,666)      (9,216)
   Exchange gains (losses), net               5,131       19,191      (16,980)     (22,111)
                                        -----------  -----------  -----------  -----------
    NET OTHER INCOME (EXPENSES)               6,156       22,290      (13,850)     (20,006)
                                        -----------  -----------  -----------  -----------
LOSS BEFORE INCOME TAXES                   (371,848)  (1,233,261)  (5,943,937)  (5,572,089)

PROVISION FOR (BENEFIT FROM)
  INCOME TAXES                               (1,918)       6,252       31,319       33,237
                                        -----------  -----------  -----------  -----------
NET LOSS                                $  (369,930) $(1,239,513) $(5,975,256) $(5,605,326)
                                        ===========  ===========  ===========  ===========
NET LOSS PER CAPITAL SHARE              $      (740) $    (2,479) $   (11,951) $   (11,211)
                                        ===========  ===========  ===========  ===========
WEIGHTED AVERAGE NUMBER OF CAPITAL
 SHARES USED IN PER SHARE CALCULATION           500          500          500          500
                                        ===========  ===========  ===========  ===========

[FN]
The accompanying notes are an integral part of these financial statements.



               OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
            (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
                 STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                               Cumulative    Deficit
                                                                 Foreign   Accumulated
                                                    Additional   Currency   During The       Total
                                Capital Shares       Paid-In   Translation Development   Shareholder's
                              Shares      Amount     Capital    Adjustment     Stage         Equity
                            ----------  ----------  ----------  ----------  ----------    -----------
Balance at March 7,
 1991 (Date of
 Inception)                          -  $        -  $        -  $        -  $          -  $         -

Cash contributed as
 capital, March 7,
 1991, $92.34 per
 share                             500      46,168           -           -             -       46,168

Cash contributed as
 capital, March 7,
 1991 through December
 31, 1991                            -           -     806,400           -             -      806,400

Cash contributed as
 capital 1992                        -           -     806,400           -             -      806,400

Cash contributed as
 capital 1993                        -           -     806,400           -             -      806,400

Cash contributed as
 capital 1994                        -           -     806,400           -             -      806,400

Cash contributed as
 capital 1995                        -           -     806,400           -             -      806,400

Cumulative foreign
 currency translation
 adjustment                          -           -           -    (143,536)            -     (143,536)

Cumulative loss from the
 period from March 7, 1991
 through December 31, 1995           -           -           -           -    (4,365,813)  (4,365,813)
                            ----------  ----------  ----------  ----------    ----------   ----------
Balance December 31, 1995          500      46,168   4,032,000    (143,536)   (4,365,813)    (431,181)

Cash contributed as
 capital 1996                        -           -   2,256,229           -             -    2,256,229

Foreign currency
 translation adjustment              -           -           -     125,717             -      125,717

Net loss for the year
 ended December 31, 1996             -           -           -           -    (1,239,513)  (1,239,513)
                            ----------  ----------  ----------  ----------    ----------   ----------
Balance December 31, 1996          500      46,168   6,288,229     (17,819)   (5,605,326)     711,252

Cash contributed as
 capital from January
 1, 1997 through June
 10, 1997 (Unaudited)                -           -     356,959           -             -      356,959

Foreign currency translation
 adjustment (Unaudited)              -           -           -       2,645             -        2,645

Net loss for the period
 from January 1, 1997
 through June 10, 1997
 (Unaudited)                         -           -           -           -      (369,930)    (369,930)
                            ----------  ----------  ----------   ---------   -----------   ----------

Balance June 10, 1997
  (Unuadited)                      500  $   46,168  $6,645,188   $ (15,174)  $(5,975,256)  $  700,926
                            ==========  ==========  ==========   =========   ===========   ==========

[FN]
The accompanying notes are an integral part of these financial statements.



              OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
           (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For the Cumulative Periods
                                    For The Period    For The     From March 7, 1991 (Date
                                    From January 1,  Year Ended     of Inception) Through
                                     1997 Through     December      June 10,    December
                                     June 10, 1997    31, 1996       1997       31, 1996
                                    --------------  ------------  -----------  ----------
                                      (Unuadited)                 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                              $  (369,940) $(1,243,232) $(5,902,821) $(5,532,881)
  Adjustments to reconcile net loss
   to cash provided by operating
   activities:
    Impairment of mineral interests
     in properties                                -      286,336      496,893      496,893
    Exchange (loss) gain                      3,169      129,880       (6,323)      (9,492)
    Changes in certain operating
    assets and liabilities:
      Receivables                                80       10,128       (1,481)      (1,561)
      Accrued liabilities                    10,851       14,369       26,065       15,214
      Other                                       6        9,372       13,234       13,228
                                        -----------  -----------  -----------  -----------
  Net Cash Used In Operating Activities    (355,834)    (793,147)  (5,374,433)  (5,018,599)
                                        -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of mineral interests
   in properties                                  -      (35,723)  (1,119,375)  (1,119,375)
  Purchases of property and equipment             -            -       15,578       15,578
  Loans to Joint Venture partner                  -            -      (69,884)     (69,884)
  Proceeds from loan repayment                    -       69,884       69,884       69,884
                                        -----------  -----------  -----------  -----------
  Net Cash Used In Investing Activities           -       34,161   (1,103,797)  (1,103,797)
                                        -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt -
   related parties                           20,959       74,073    1,605,188    1,584,229
  Proceeds from capital contributions       336,000      672,000    5,062,852    4,726,852
                                        -----------  -----------  -----------  -----------
  Net Cash Provided By Financing
   Activities                               356,959      746,073    6,668,040    6,311,081
                                        -----------  -----------  -----------  -----------
EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS                     (514)       1,210     (175,793)    (175,279)
                                        -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                          611      (11,703)      14,017       13,406

CASH AND EQUIVALENTS AT BEGINNING
  OF PERIOD                                  13,406       25,109            -            -
                                        -----------  -----------  -----------  -----------
CASH AND EQUIVALENTS AT END OF PERIOD   $    14,017  $    13,406  $    14,017  $    13,406
                                        ===========  ===========  ===========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for interest              $     2,450  $     4,670  $    11,666  $     9,216
    Cash paid for income taxes          $     2,615  $     6,252  $    35,852  $    33,237

SUPPLEMENTAL NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
        During 1996 and 1997 the Company converted $1,584,299 and $20,959
        (unaudited) respectively in loans from its parent company to equity.

[FN]
The accompanying notes are an integral part of these financial statements.



            OMV (JAKUTIEN) EXPLORATION GESELLSCHAFT M.B.H.
         (AN EXPLORATION ENTERPRISE IN THE DEVELOPMENT STAGE)
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (INFORMATION WITH RESPECT TO JUNE 10, 1997 AND TO THE PERIOD
       FROM JANUARY 1, 1997 THROUGH JUNE 10, 1997 IS UNAUDITED)


NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

ORGANIZATION-OMV (Jakutien) Exploration Gesellschaft m.b.H., (the Company) was formed on March 7, 1991, in Vienna as a limited liability corporation under Austrian law. The Company was a wholly-owned subsidiary of OMV Group, an Austrian industrial concern. On June
10, 1997, the Company was sold to Eurogas, Inc. The principal purposes of the Company are exploration, production, acquisition, transportation, and distribution of petroleum and natural gas, particularly in the Sakha Republic, Russia. On June 7, 1991, the Company entered into a joint venture agreement with Lenaneftegasgeologya (now Sakhaneftegas, the national oil and gas company of the Sakha Republic), thereby establishing TAKT as a Russian Joint Venture Company with the two venturers each owning 50%.

The joint venture agreement required capitalization of the joint venture of $2,000,000 (the Company's portion was $1,000,000).
The Company's activities to date have been primarily related to this joint venture. TAKT holds gas exploration interests located in the Sakha Republic. TAKT was formed to appraise, explore, and if justified, develop and export oil and gas reserves that may be discovered on the areas subject to the Joint Venture. TAKT currently holds two large exploration blocks located near the city of Lensk. TAKT also holds the right of first refusal to acquire all hydro-carbon mineral interests in the Sakha Republic except for those interests already claimed. The award of the petroleum licenses for exploration in the two subject blocks had been approved by government authorities and only require final signature. Also, a production sharing agreement has been prepared but not signed. These agreements must be consummated in the near future for the Joint Venture to continue. The agreements contain significant requirements, stipulations and commitments as further discussed in Note 2.

PRINCIPLES OF CONSOLIDATION--The accompanying consolidated financial statements include accounts of the Company and the Company's pro rata share of the assets, liabilities, revenues, and expenses of its 50% interest in the TAKT joint venture. Intercompany accounts and transactions have been eliminated in consolidation.

BUSINESS CONDITION--The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, at December 31, 1996 and June 10, 1997, the Company had accumulated deficits of $5,605,326 and $5,975,256, respectively. As a development stage enterprise, the Company's activities have been limited to exploration activities with no identified proven reserves nor any production of gas to date. Realization of the amounts included in gas properties is dependent on the Company identifying and developing sufficient quantities of proven and probable reserves of oil and gas and bringing produced oil and gas to market. A significant market for oil and gas does not exist in the Sakha Republic. A major pipeline would have to be constructed to carry the production to a major population. If exploration activities prove to be unsuccessful or there is not a market for the Company's production, all or a portion of the mineral interests in unproved properties will be charged to operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

In order to continue, the Company will need to obtain additional financing sufficient to meet the short and long term obligations of the Company and to fund the exploration and development of the reserves of oil and gas, if any, on blocks subject to the Joint Venture agreement. Management plans to obtain these funds from cash reserves of its new parent Eurogas, Inc. and or through equity or debt financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting princples requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Items particularly susceptible to changes in the near term are mineral interests in unproved oil and gas properties.

EXPLORATION STAGE ACTIVITIES - Since its formation, the Company's oil and gas activities have consisted of the acquisition of unproved and undeveloped mineral interests and exploratory drilling. At June 10, 1997, the Company has not identified any proven reserves associated with its mineral interests in oil and gas properties and is therefore considered to be in the exploration stage for purposes of its oil and gas operations. However, it is considered a development stage enterprise for financial reporting purposes.

MINERAL INTERESTS IN PROPERTIES - The successful efforts method of accounting is used to account for mineral interests in properties. Under this method all costs incidental to the acquisition and development of gas properties are capitalized. These costs include costs of drilling and equipping well, as well as directly related overhead costs. Costs of unproved properties are assessed periodically and any resulting provision for impairment which is required is charged to operations. All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, if found, will be amortized using the units-of-production method.

FINANCIAL INSTRUMENTS-The Company considers all highly-liquid debt instruments purchased with maturities of three months or less to be cash equivalents. The amounts reported as cash and cash equivalents and accrued liabilities are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of the preparation of the financial statements.

The Company had cash in Russian banks in the amount of $13,406 at December 31, 1996 and $14,108 at June 10, 1997, for which the
Company would incur costs if the cash were to be transferred out of Russia.

Loss Per Capital Share-Loss per capital share is calculated using the weighted average number of capital shares outstanding during each period.

Foreign Currency Translation-Foreign currency exchange gains and losses have been reflected in the results of operations. Due to the highly inflationary Russian economy in which the TAKT Joint Venture operates, its financial statements were prepared using U.S. dollars as the functional currency. The Company's financial statements have been prepared using Austrian Shillings as the functional currency. The Company's balance sheets were translated into U.S. dollars at the period end rates of exchange and the statements of operations were translated at the weighted average exchange rates during each reporting period. The effects of translating the Company's financial statements into U.S. dollars were recorded as a separate component of shareholder's equity.

NOTE 2--RUSSIAN JOINT VENTURE

On June 7, 1991, the Company entered into a joint venture agreement with the national oil and gas company of the Sakha Republic. The statutory charter fund was $2 million US ($1,000,000 from each venturer). The Company has satisfied this obligation by funding the drilling of a well in the amount of $840,000 and cash calls of $26,161 in 1993 and $133,839 in 1994.
A production sharing agreement (the "PSA") is desirable for income tax purposes and with the PSA, the necessary licenses will be issued by the government. The terms of the PSA and licenses have been agreed to in principle by both the Government and the Joint Venture, but are not signed. The Joint Venture is reasonably confident that the Government will execute the PSA and will issue the licenses covering the properties related to the Joint Venture.

After the PSA is signed an additional commitment of $28,000,000 (50% from each venturer) will commence and needs to paid over a five year period. Other significant terms of the proposed agreements are: a fund for social concerns in the amount of 2.5% of the costs of exploration and 2% of development costs up to a maximum of $30,000,000, a royalty of 8% (which is cost recoverable), cost recovery up to 90% of hydrocarbons (net of royalty), profit split of 60% to the Company and 40% to the government, profit tax rate of 24% fixed, a VAT tax of 20%
(which is cost recoverable), exemption from all customs duties, a five year commitment to exploration from the date of the PSA with an optional additional five year period, a two year period for preparation of the development plan and a twenty year production period. To June 10, 1997, the activities of the Joint Venture have been to process, evaluate and interpret existing data, mapping and drilling one well.

NOTE 3--MINERAL INTERESTS IN UNPROVED PROPERTIES

The Company has gas properties located in the Sakha Republic. To date, one well has been drilled by the TAKT Joint Venture on that property. The cost of the well was approximately $2,408,000 ($1,204,000 cost to the Company). Upon testing the well natural gas was found in commercial quantities, but due to lack of a commercial pipeline to carry production to market, the property was not considered proved. A determination has not been made regarding the extent of any potential oil and gas reserves with respect to the properties. However, management has evaluated the unproved properties, and at December 31, 1995 and 1996, a determination was made to recognize partial impairment of those properties. Accordingly, the carrying amount of the properties, including the well, was reduced by recognizing impairment in the amount of $210,557 in 1995 and $286,336 in 1996. No impairment was deemed necessary during 1997.

No appreciable production has been obtained from the property, except for amounts realized during the period the well was being tested. Consequently, amortization of the cost of the properties has not been provided beyond the impairment recognized. If and when proved reserves are determined to exist in commercial quantities and an available market comes into existence through the establishment of a commercial pipeline, amortization of capitalized costs will be recognized under the units-of-production method.

Costs, both capitalized and expensed, incurred for mineral interests in gas properties consist of the following:

                                                      For the Period
                      For the Period    For The       From March 7,
                      From January 1,   Year Ended    1991 Through
                      1997 Through      December      December
                      June 10, 1997     31, 1996      31, 1995
                      --------------    ------------  --------------
                       (Unaudited)

  Exploration costs     $ 252,130       $ 507,299      $3,024,000
  Development costs             -               -       1,204,000
                        ---------       ---------      ----------
       Total            $ 252,130       $ 507,299      $4,228,000
                        =========       =========      ==========

NOTE 4--RELATED PARTY TRANSACTIONS

OMV (Jakutien) Exploration Gesellschaft m.b.H. (the "Company") has operated as a wholly-owned subsidiary of OMV Group, and as such, the Company has not maintained its own treasury function apart from its parent. Accordingly, all of the cash flows presented in the accompanying financial statements were the results of allocations from the parent corporation, except for those which were paid or received by the TAKT Joint Venture and that were not eliminated in consolidation. Substantially all of the costs and expenses reflected in the accompanying financial statements resulted from amounts charged by OMV Group for its services and from its allocation of indirect exploration costs and general and administrative expenses to the Company. These costs and expenses were allocated to the Company at their cost to OMV Group, without intercompany profit.

NOTE 5--INCOME TAXES

The provision for (benefit from) income taxes results entirely from domestic (Austrian) and foreign (Russian) current amounts as there are no deferred income taxes from temporary differences or carry forwards. All net operating losses available to offset future taxes on income have been used by the Company's parent and the benefit therefrom was not allocated to the Company. The current amounts relate substantially to minimum taxes due in each jurisdiction because the Company has incurred losses in each period since inception.